UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

DRIVEN DELIVERIES, INC.
(Exact name of registrant as specified in charter)

Nevada	333-209836	32-0416399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5710 Kearny Villa Road, Ste 205 San Diego, CA 92123
(Address of Principal Executive Offices) (Zip Code)

(858) 736-5693
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2019, the board of directors (the “Board”) of Driven Deliveries, Inc. (the “Company”) appointed Jerrin James as Chief Operating Officer, with such appointment to take effect immediately.

Mr. James, age 33, is an accomplished global logistics and supply chain executive. Since June of 2014, Mr. James has served as Vice President of Global Logistics and Supply Chain at Facebook, Inc. From March through June of 2014, Mr. James served as Senior Director and Head of Logistics, Merchandising and Fulfillment at Groupon, Inc. From June 2011 through February 2014, Mr. James served as Senior Pathways Operations Manager at Amazon. Mr. James also holds an IMBA from the Moore School of Business at the University of South Carolina and a BS in Engineering, Electronics and Telecommunications from Sathyabama University where he graduated first in his class.

There are no arrangements or understandings between Mr. James and any other person pursuant to which Mr. James was selected as an officer.

Also, there is no family relationship between Mr. James and any director or executive officer, of the Company.

Item 8.01. Other Events.

On February 19, 2019, the Company issued a press release announcing the appointment of Jerrin James as its Chief Operating Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.     Description

99.1
Press release dated February 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019

DRIVEN DELIVERIES, INC.

By:	/s/ Chris Boudreau
Chris Boudreau
Chairman, President, Chief Executive Officer